Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 190381 on Form S-8 and Registration Statement No. 333-255756 on Form S-3ASR of our reports dated March 3, 2025 relating to the consolidated financial statements of EVERTEC, Inc. and the effectiveness of EVERTEC, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
San Juan, Puerto Rico
March 3, 2025